                                    EX-99.j1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 23 to the Registration Statement No. 33-39242 of American Century World
Mutual Funds, Inc. on Form N-1A of our reports dated January 8, 2001, appearing in the respective Annual Reports of the six funds comprising American Century
World Mutual Funds, Inc. for the year ended November 30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
March 8, 2001